As filed with the Securities and Exchange Commission on October 3, 1997

                                                    REGISTRATION NO. 33-86352-NY
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         -------------------------------


                         POST-EFFECTIVE AMENDMENT NO. 1
                                   ON FORM S-3
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         -------------------------------


                        GLOBAL PAYMENT TECHNOLOGIES, INC.
                  (Formerly known as Coin Bill Validator, Inc.)
             (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                                             11-2974651
-------------------------------                           ----------------------
(State or Other Jurisdiction of                              (I.R.S. Employer
Incorporation or Organization)                            Identification Number)

                             20 EAST SUNRISE HIGHWAY
                          VALLEY STREAM, NEW YORK 11581
                                 (516) 256-1000
       -------------------------------------------------------------------

               (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

                                  STEPHEN KATZ
                CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                        GLOBAL PAYMENT TECHNOLOGIES, INC.
                             20 EAST SUNRISE HIGHWAY
                          VALLEY STREAM, NEW YORK 11581
                                 (516) 256-1000
       -------------------------------------------------------------------
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)

                                    Copy to:

                             Edward R. Mandell, Esq.
                       Parker Chapin Flattau & Klimpl, LLP
                           1211 Avenue of the Americas
                            New York, New York 10036
                                 (212) 704-6000

                         -------------------------------


            APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the effective date of this Registration Statement.

            If the only  securities on this Form are being  offered  pursuant to
dividend or interest reinvestment plans, please check the following box.   [_]

            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] __________

            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] __________

            If delivery  of the  prospectus  is expected to be made  pursuant to
Rule 434, please check the following box.    [_]

================================================================================
Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these Securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.
================================================================================

                SUBJECT TO COMPLETION, DATED OCTOBER _____, 1997

PROSPECTUS
--------------------------------------------------------------------------------

                         150,000 Shares of Common Stock
                           (par value $.01 per share)
               (Issuable upon exercise of Underwriter's Warrants)

                        GLOBAL PAYMENT TECHNOLOGIES, INC.
--------------------------------------------------------------------------------


            This Prospectus is being delivered to the holders of 150,000 underwriter's warrants (the "Underwriter's Warrants") that were issued by Global Payment Technologies, Inc., formerly Coin Bill Validator, Inc. (the "Company"), in connection with its initial public offering (the "Initial Public Offering") of common stock, par value $.01 per share (the "Common Stock"), which was declared effective on February 6, 1995 (the "Effective Date"). The Underwriter's Warrants entitle the holder to purchase one share of Common Stock at a price of $6.60, exercisable commencing one year from the Effective Date for a period of five years. This Prospectus is being delivered to facilitate the exercise of such Underwriter's Warrants and the resale by the holders of such Underwriter's Warrants of the Common Stock issuable thereunder. The Underwriter's Warrants originally were issued to Paulson Investment Company, Inc. ("Paulson"), the Company's underwriter in the Company's Initial Public Offering.

            The Common Stock is quoted on the NASDAQ National Market under the symbol "GPTX". On October 2, 1997, the closing sale price of the Common Stock on NASDAQ National Market was $11 3/8.

            The Company's executive offices are located at 20 East Sunrise Highway, Valley Stream, New York 11581 and its telephone number is (516) 256-1000.

   THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND PROSPECTIVE
      PURCHASERS SHOULD CAREFULLY CONSIDER THE FACTORS SPECIFIED UNDER THE
          CAPTION "RISK FACTORS" LOCATED ON PAGE 4 OF THIS PROSPECTUS.

                         -------------------------------


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
         EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                      PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

================================================================================
                                                    Underwriting
                                     Price to       Discounts and   Proceeds to
                                 Warrantholder(1)   Commissions      Company(2)
--------------------------------------------------------------------------------
Per Share........................     $6.60              ---           $6.60
Total(2).........................    $990,000            ---          $990,000
================================================================================

(1) The exercise price of the Underwriter's Warrants was equal to 120% of the price of the Common Stock in the Initial Public Offering, which was arbitrarily determined in connection with the Initial Public Offering and was not related to the Company's assets, book value, operating results or net worth. There is no assurance that the market value of the shares of Common Stock underlying such Underwriter's Warrants will at any time after exercise thereof exceed the exercise price paid therefor.

(2) Assumes exercise of all of the Underwriter's Warrants. All funds received from the exercise of such Underwriter's Warrants will be paid to the Company.

                         -------------------------------


                THE DATE OF THIS PROSPECTUS IS OCTOBER ____, 1997

                              AVAILABLE INFORMATION

            The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048; and Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains an Internet site on the World Wide Web that contains reports, proxy and information statements and other information filed electronically by the Company (http://www.sec.gov). Such reports, proxy statements and other information can also be inspected at the offices of The Nasdaq Stock Market, 1735 K Street, N.W., Washington, D.C. 20006.

            The Company has filed with the Commission a Post-Effective Amendment on Form S-3 (file no. 33-________) to the Registration Statement on Form SB-2 (file no. 33-86352-NY, declared effective on February 6, 1995) under the Securities Act of 1933, as amended (the "Securities Act") with respect to the securities offered hereby. This Prospectus, which constitutes a part of the Post-Effective Amendment, does not contain all of the information set forth in the Post-Effective Amendment or the Registration Statement, certain items of which are contained in the exhibits and schedules thereto as permitted by the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to herein are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Post-Effective Amendment or the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. The Post-Effective Amendment and the Registration Statement, including the exhibits and schedules thereto, may be inspected without charge at the principal office of the Commission.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

            The  Company's  Report  on Form  8-K  filed  on July  8,  1997,  the
Quarterly Report on Form 10-QSB for the period ending June 30, 1997, the Quarterly Report on Form 10-QSB for the period ending March 31, 1997, the Annual Report on Form 10-KSB for the fiscal year ended September 30, 1996 and the Amendment No. 1 to such Annual Report, which were filed by the Company with the Commission (File No. 0-2148) pursuant to the 1934 Act and the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed on November 14, 1994 under the 1934 Act, are hereby incorporated by reference.

            Each document filed subsequent to the date of this Prospectus pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

            THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A COPY OF THIS PROSPECTUS IS DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY DOCUMENT INCORPORATED BY REFERENCE IN THIS PROSPECTUS (OTHER THAN EXHIBITS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS). REQUESTS SHOULD BE DIRECTED TO THE COMPANY, 20 EAST SUNRISE HIGHWAY, VALLEY STREAM, NEW YORK 11581,
(516) 256-1000, ATTENTION: MR. EDWARD SEIDENBERG, CHIEF OPERATING OFFICER.

                               PROSPECTUS SUMMARY

            The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements and notes thereto appearing elsewhere or incorporated by reference in this Prospectus. References to a fiscal year are to the Company's fiscal year ended September 30 of that year (e.g., references to "fiscal 1996" are to the Company's fiscal year ended September 30, 1996).

                                  THE OFFERING

Securities Registered...............150,000  shares of Common Stock to be issued upon exercise of the Underwriter's  Warrants
                                    issued in connection with the Initial Public
                                    Offering.   Originally,   the  Underwriter's
                                    Warrant  entitled  the  holder  to  purchase
                                    75,000 shares of Common Stock for $13.20 per
                                    share until February 6, 2000.  Such purchase
                                    price  and the  number  of  shares of Common
                                    Stock issuable thereunder have been adjusted
                                    as  a  result  of  a  100%  stock   dividend
                                    declared   in  August  1997  and  issued  in
                                    September 1997.


Common Stock outstanding
prior to the offering hereby........5,506,100 shares of Common Stock.

Common Stock outstanding
after the offering hereby...........5,656,100 shares of Common Stock (1).

Common Stock trading symbol
      on NASDAQ ....................GPTX

------------------------------

(1) Assumes exercise of all of the outstanding Underwriter's Warrants. Inasmuch as the Company has received no firm commitments therefor, there can be no assurance as to the number of Underwriter's Warrants which will be exercised.

                                  RISK FACTORS

            An investment in the shares of Common Stock offered hereby involves a high degree of risk. Prospective investors should carefully consider the following risk factors, in addition to the other information set forth in this Prospectus, in connection with an investment in the shares of Common Stock offered hereby.

            COMPETITION. The market for the Company's products is very competitive. Most competitors have significantly greater financial, technical, sales and marketing resources than the Company. A number of competitors offer products that target the same markets as do the Company's products. In the domestic market, certain competitors are divisions or affiliates of manufacturers of vending machines. For example, Royal Vendors, Inc. is an affiliate of Coin Acceptors, Inc. ("Coinco") and Rowe Validator ("Rowe") is a division of Rowe International, Inc. Accordingly, such validator manufacturers enjoy a competitive advantage in providing for the significant validator requirements of their affiliates. For validators sold for use in beverage, food, snack and lower-priced goods or amusement vending, the market is dominated by Coinco, with Mars Electronics International ("MEI"), Ardac, Inc. ("Ardac") and Rowe also being significant competitors. The largest supplier of validators used in gaming machines for the domestic market is Japan Cash Machines Co., Ltd. ("JCM"). The Company has focused marketing efforts on the higher-priced domestic validator market and competes on the basis of quality, durability and performance while maintaining a reasonable level of protection against tampering and counterfeit currencies, as well as a competitive price point.

            In the international markets, the Company competes for gaming machine business with JCM, Ardac, Cashcode Company, Inc., MEI and Diversified Systems, Inc., while for product and service vending machines the Company competes with these competitors as well as Coinco, Sanyo Electric Company
(primarily in the Middle East), Conlux USA Corporation, Coegis, Innovative Technology, Ltd. and various smaller local manufacturers. The Company has been more willing to address smaller markets than its larger competitors and expects to encounter increased competition as the markets addressed by its products continue to grow. The Company believes that performance, quality and protection against tampering and counterfeit currency are relatively more important and price relatively less important, as competitive factors in the international market.

            MANAGEMENT OF GROWTH. The Company has experienced significant growth of its manufacturing operations, which has placed, and is expected to continue to place, significant demands on the Company's managerial, technical, financial and other resources. This growth will require the Company to continue to invest in its operations, including its inventory control, financial and management information systems, and to retain, motivate and effectively manage its employees. If the Company's management is unable to manage growth effectively, then the quality of the Company's products and services, as well as its business, financial condition and results of operations, could be materially and adversely affected.

            NEW PAYMENT METHODS. The future success of the Company may be materially dependent upon the continued use of paper or simulated paper currency in gaming and vending machines. The increased use of high-value coins, or alternative payment methods such as electronic funds transfer systems, credit cards, debit or "smart" cards, or bar-coded tickets or coupons, may have a material adverse effect upon the Company's results of operations. There can be no assurance that the Company will be able to successfully develop and market validation systems for high-value coins or alternative payment methods.

     NEW TECHNOLOGIES. New technologies for more accurately, more quickly or less expensively verifying paper currency may be developed. Any such technological advance, unless matched by the Company, could render the Company's existing technology obsolete and could materially and adversely affect the Company's results of operations.

            PRODUCT CONCENTRATION. Substantially all of the Company's revenues are derived from the sale of paper currency validators and related bill stackers, specifically the Model IDS, the M-IVO and the M-125 validator models. For fiscal 1997, these three models are expected to account for a substantial portion of the Company's total revenues. A decline in demand for or the prices of these models, whether as a result of competition, technological changes or other factors, or restrictions on the Company's ability to market these products for any reason, may have a material adverse effect on the Company's results of operations.

            INTELLECTUAL PROPERTY. The Company relies on certain proprietary know-how and trade secrets to protect its technology. Important components of this proprietary information are the Company's library of distinguishing characteristics of the currencies which its validators scan and validate and its proprietary algorithms. The Company has entered into non-disclosure and secrecy agreements with certain of its key employees having access to this technology. In addition, the Company holds six U.S. patents as follows: "Paper Currency Acceptor and Method of Handling Paper Currency for Vending Machines and the Like," granted December 5, 1989; "Bill Accumulating and Stacking Device," granted June 21, 1994; "Method of Insuring Alignment of Currency in Currency Validators," granted June 18, 1996; design for "Escrow Box for Coin Operated Machines," granted April 22, 1986; "Anti-fraud Currency Acceptor," granted November 9, 1993; and "Soft Count Tracking System," granted May 5, 1997. The first three patents cover technology used in the Company's first and second generation validator product lines and the remaining patents cover technology used in certain special models. The Company has also applied for four additional U.S. patents, the most important of which covers the use of side looking sensors as an anti-fraud feature and the use of short wave length light in a validator to discern the color and other characteristics of bills being scanned.

            If issued, and if corresponding foreign patents are obtained, the Company believes these patents could provide important protection for certain technological advantages its validators have in international markets. However, the Company believes that it will not be materially and adversely affected if these patents are not issued. No assurances can be given that any patent applications will result in the issuance of additional patents. As of this date, the Company has received no foreign patents.

            Although the Company has not received any claims that its products infringe on the proprietary rights of third parties, there can be no assurance that third parties will not assert infringement claims against the Company in the future or that any such assertion may not require the Company to enter into royalty arrangements or result in protracted or costly litigation.

            UNCERTAINTY OF GAMING INDUSTRY. The Company currently derives a substantial portion of its total revenues from the gaming industry. Factors adversely affecting that industry may adversely affect the Company's results of operations. There can be no assurance that the Company will be successful in maintaining its existing level of sales in the gaming equipment market or expanding its business to other markets.

            GOVERNMENT REGULATION; SALES TO REGULATED CUSTOMERS. As a supplier of paper currency validators to customers subject to gaming regulations and postal regulations, the Company is, indirectly, subject to such regulations that are reflected in customer purchase orders or customer specifications. The Company believes that it is in full compliance with such regulations. Any failure to comply with such regulations, however, could have a materially adverse effect on the results of operations of the Company.

            DEPENDENCE ON CERTAIN  CUSTOMERS.  During fiscal 1996, the Company's two largest customers accounted for 39% of units sold. Unit sales to the gaming industry accounted for approximately 60.9% of the Company's total units sold during such year with the remaining 39.1% from product applications outside of gaming. The continued success of the Company may be dependent upon the use of paper or simulated paper currency in gaming and vending machines. A substantial diminution in the use of paper currency as a means of payment, through a return to extensive use of high-value, metal-based coinage or the widespread adoption of electronic funds transfer systems based on credit, debit or "smart-cards", could materially and adversely affect the Company's future growth until and unless the Company develops other products that are not solely dependent on the use of paper or simulated paper currency. The Company believes that aspects of its technology and manufacturing expertise, for example, the technology applicable to electro/optical scanning and certain of its proprietary algorithms, may be applicable to products and systems for validating transactions using other than paper currency. The Company plans to thoroughly investigate such opportunities and endeavor to develop new product applications where markets for such new products may exist. However, no assurance can be given that the Company will be able to successfully develop and market such new products and systems.

            DEPENDENCE ON SUPPLIERS. The Company depends on a single or limited number of suppliers for certain housings, parts and components, including certain microprocessor chips and a short wave length light source. The Company has no guaranteed supply arrangements with any supplier. Any interruption in the supply of key components which cannot be quickly remedied could have a material adverse effect on the Company's results of operations.

            DEPENDENCE ON KEY PERSONNEL. The success of the Company depends to a large extent on the efforts, abilities, and expertise of a relatively small group of product development, software engineering, marketing and executive personnel, including Mr. Stephen Katz, Chairman of the Board and Chief Executive Officer; Mr. William H. Wood, President; and Mr. Edward Seidenberg, Chief Operating Officer of the Company. The Company has employment agreements with Messrs. Katz and Wood and is currently in the process of negotiating an employment agreement with Mr. Seidenberg. The Company does not carry key man insurance on any of its employees. The loss of the services of any one of these key personnel could have a material adverse effect on the Company. In addition, the Company believes that its continued success will depend on its ability to attract and retain qualified personnel, and there can be no assurance that such personnel can be attracted and retained.

            ISSUANCE OF COMMON SHARES WITHOUT SHAREHOLDER APPROVAL. Following the offering, the Company will have 20,000,000 authorized Common Shares, of which 5,656,100 will be issued and outstanding assuming full exercise of the Underwriter's Warrants. Management will have broad discretion with respect to the issuance of the 14,343,900 authorized but unissued shares, including discretion to issue such shares in compensatory and acquisition transactions. However, so long as the Company's Common Shares continue to be quoted on a Nasdaq system, shareholder approval will be required for the establishment of a plan or arrangement for the issuance of compensatory shares exceeding the lesser of 25,000 shares or 1% of the outstanding shares, the issuance of 20% or more of the outstanding shares in connection with the acquisition of stock or assets of another company or the issuance of 20% or more of the Common Shares at a price less than the greater of book value or market value.

            ABSENCE OF DIVIDENDS. The holders of Common Stock are entitled to receive such dividends as may be declared from time to time by the Board of Directors of the Company. The Company has not paid and does not expect to declare or pay any dividends in the near future.

            SHARES ELIGIBLE FOR FUTURE SALE. Upon completion of this Offering and assuming full exercise of the Underwriter's Warrants, the Company will have 5,656,100 shares of Common Stock outstanding, not including

1,200,000 shares of Common Stock issuable upon exercise of options granted under the Company's 1994 and 1996 Stock Option Plans. Of these shares of Common Stock, 3,790,484 shares, including the 150,000 Shares offered hereby, will be freely tradeable without restriction or further registration under the Securities Act. The 1,865,616 shares of Common Stock owned by certain officers, directors and affiliates of the Company are "restricted securities" within the meaning of Rule 144 under the Securities Act, and, together with any Shares which are purchased by affiliates of the Company, as the term is defined in Rule 144, may be sold only by the respective holders thereof pursuant to an effective registration statement under the Securities Act or in accordance with one or more other exemptions under the Securities Act (including Rule 144). Rule 144, as amended, permits sales of restricted securities by any person (whether or not an affiliate) after one year, at which time sales can be made subject to the Rule's existing volume and other limitations and by non-affiliates without adhering to Rule 144's existing volume or other limitations after two years. Future sales of substantial amounts of shares in the public market, or the perception that such sales could occur, could adversely affect the price of the shares in any market that may develop for the trading of such shares.

                                 USE OF PROCEEDS

            The net proceeds which may be realized by the Company upon the exercise of all of the Underwriter's Warrants, after deduction of expenses of this offering, will be approximately $978,000. Inasmuch as the Company has received no firm commitments for the exercise of the Underwriter's Warrants, no assurance can be given that all or a substantial portion of the Underwriter's Warrants will be exercised. The Company currently intends to use all of the net proceeds received from the exercise of the Underwriter's Warrants for working capital purposes.

                             SELLING WARRANTHOLDERS

            The  Underwriter's  Warrants  were  issued  in  connection  with the
Initial Public Offering to the Underwriters, and their designees, and are currently held by the following selling warrantholders (the "Selling Warrantholders"):

                                                                       Shares of Common Stock
                                                                        Owned after Offering
                                                                       ----------------------
                              Shares of Common
                             Stock Issuable upon
                               Exercise of the        Shares of
                                Underwriter's      Common Stock to
                                Warrants (1)         be Sold (1)          Number      Percent
                             ---------------------------------------------------------------
William Berg                         6,750                6,750             0            0%
Lorraine Maxfield                    6,750                6,750             0            0%
Thomas McCheaney                    13,500               13,500             0            0%
Chester L.F. Paulson                13,500               13,500             0            0%
Paulson Investment Company         109,500              109,500             0            0%
                             ----------------------------------
     Total                         150,000              150,000
                             ----------------------------------

-------------------
(1)  Represents  Common  Stock  issuable  upon  exercise  of  the  Underwriter's
     Warrants.

            The Selling Warrantholders have informed the Company that they intend to offer and sell the Common Stock issuable upon exercise of the Underwriter's Warrants pursuant to this Prospectus. See "Plan of Distribution." None of such individuals is affiliated with the Company. Except as described herein, none of the Selling Warrantholders has had any material relationship with the Company within the past three years.

            Each of the Selling Warrantholders is a current or former employee of Paulson. The Underwriter's Warrants, which originally represented the right to purchase 75,000 shares of Common Stock of the Company, were received by Paulson as part of its compensation in connection with the Company's Initial Public Offering. In addition, in connection with the Initial Public Offering, the Company paid to the Underwriters underwriting discounts and commissions of 8% and a non-accountable expense allowance of 3% of the gross proceeds of the Initial Public Offering. In August 1997, the Company declared a two-for-one stock split of its Common Stock in the form of a 100% stock dividend to the holders of record as of August 18, 1997 and distributed on September 4, 1997. Pursuant to the terms of the Underwriter's Warrants, the number of shares of Common Stock issuable upon exercise thereof has been adjusted to provide for the issuance of 150,000 shares of Common Stock and the price has been adjusted to $6.60 per share.

                              PLAN OF DISTRIBUTION

            The Common Stock issuable upon exercise of the Underwriter's Warrants is being offered directly by the Company pursuant to the terms of the Underwriter's Warrants. The distribution of the Common Stock issuable upon exercise of the Underwriter's Warrants may be effected in one or more transactions that may take place on NASDAQ, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker/dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by these holders in connection with such sales. No underwriter is being utilized in connection with this offering. The Company will not receive any proceeds of such sales.

                                  LEGAL MATTERS

            The validity of the securities offered hereby will be passed upon for the Company by Parker Chapin Flattau & Klimpl, LLP, 1211 Avenue of the Americas, New York, New York 10036.


                                     EXPERTS

            The financial statements of the Company incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-KSB have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto included therein and are incorporated herein by reference in reliance upon the authority of such firm as experts in accounting and auditing in giving said report.

=======================================  =======================================

   NO DEALER, SALESPERSON OR ANY OTHER
PERSON HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION    OR    TO    MAKE    ANY
REPRESENTATION  NOT  CONTAINED IN THIS
PROSPECTUS   WITH   RESPECT   TO   THE
OFFERING MADE HEREBY.  THIS PROSPECTUS
DOES NOT  CONSTITUTE  AN OFFER TO SELL
OR A  SOLICITATION  OF AN OFFER TO BUY
ANY OF THE  SECURITIES  OFFERED HEREBY
TO  ANY  PERSON  OR BY  ANYONE  IN ANY
JURISDICTION  IN WHICH  SUCH  OFFER OR         150,000 SHARES OF COMMON STOCK
SOLICITATION MAY NOT LAWFULLY BE MADE.         (Issuable upon the exercise of
NEITHER    THE    DELIVERY   OF   THIS             Underwriter's Warrants)
PROSPECTUS NOR ANY SALE MADE HEREUNDER
SHALL, UNDER ANY CIRCUMSTANCES, CREATE
ANY IMPLICATION THAT THERE HAS BEEN NO
CHANGE  IN THE  INFORMATION  SET FORTH
HEREIN  OR  IN  THE  BUSINESS  OF  THE
COMPANY SINCE THE DATE HEREOF.


         -----------------                   GLOBAL PAYMENT TECHNOLOGIES, INC.
         TABLE OF CONTENTS

                                 Page
                                 ----

Available Information...............2
Incorporation of Certain
  Documents by Reference............2                    PROSPECTUS
Prospectus Summary..................3
Risk Factors........................4
Use of Proceeds.....................7
Selling Warrantholders .............8
Plan of Distribution ...............9
Legal Matters.......................9
Experts ............................9                October ____, 1997






=======================================  =======================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

            The following table sets forth the various expenses which will be paid by the Company in connection with the issuance and distribution of the securities being registered on this post-effective amendment. The Selling Warrantholders will not incur any of the expenses set forth below. All amounts shown are estimates.

                Legal fees and expenses................        $ 10,000
                Miscellaneous expenses.................        $  2,000
                                                               --------
                     Total.............................        $ 12,000
                                                               ========

ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            1. Section 145 of Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon plea of nolo contendere or its equivalent, shall not, in and of itself, create a presumption that his conduct was unlawful.

            Section 145 also provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon adjudication that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

            To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by such person in connection therewith.

            Any such indemnification (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth above. Such determination shall be made:

            (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; or

            (2)         if  such  a  quorum  is  not  obtainable,  or,  even  if
                        obtainable  a  quorum  of  disinterested   directors  so
                        directs, by independent legal counsel in a written opinion; or

            (3)         by the stockholders.

            Section 145 permits a Delaware business corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by him in such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person.

            2. Charter Provisions on Indemnity. Article Eleventh of the Certificate of Incorporation of the Company sets forth the extent to which the Company's directors and officers may be indemnified by the Company against liabilities which they may incur while serving in such capacity. Such indemnification will be provided to the fullest extent permitted and in the manner required by the Delaware General Corporation Law. This article generally provides that the Company shall indemnify the directors and officers of the Company who are or were a party to any threatened, pending, or completed action, suit or proceeding, whether in nature civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Company or of any constituent corporation absorbed into the Company by consolidation or merger or serves or served with another corporation, partnership, joint venture, trust or other enterprise at the request of the Company or of any such constituent corporation and, at the Company's option, provides advances for expenses incurred in defending any such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such officer or director to repay such advances unless it is ultimately determined that he is entitled to indemnification by the Company.

            3. Limitation of Liability of Directors. As permitted by the Delaware General Corporation Law, the Company's Certificate of Incorporation provides that a director of the Company will not be personally liable to the Company or its stockholders for monetary damages for breach of the fiduciary duty of care as a Director. By its terms and in accordance with the Delaware General Corporation Law, however, this provision does not eliminate or limit the liability of a director of the Company (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law (relating to unlawful payments of dividends or unlawful stock repurchases or redemptions), or
(iv) for any transaction from which the director derived an improper personal benefit.

            4. Director and Officer Liability Insurance. The Company has purchased director and officer liability. Such insurance covers its directors and officers with respect to liability which they may incur in connection with their serving as such, which liability includes liability under the Securities Act. The insurance also provides certain additional coverage for the directors and officers against certain liability even though such liability would not be subject to indemnification under Article Eleventh of the Company's Certificate of Incorporation.

ITEM 16.  EXHIBITS.

NUMBER                       DESCRIPTION OF EXHIBIT

5.1         Opinion of Parker Chapin Flattau & Klimpl, LLP.

23.1        Consent of Arthur Andersen LLP.

23.2 Consent of Parker Chapin Flattau & Klimpl, LLP (included in their opinion filed as Exhibit 5.1).

ITEM 17.    UNDERTAKINGS.

            The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

            The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 on Form S-3 to Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of New York on the 30th day of September, 1997.

                                              GLOBAL PAYMENT TECHNOLOGIES, INC.


                                              By: /S/ STEPHEN KATZ
                                                 -----------------------------
                                                 Stephen Katz
                                                 Chairman of the Board and Chief
                                                 Executive Officer


            Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 on Form S-3 to Form SB-2 has been signed below by the following persons in the capacities and on the date indicated.



          SIGNATURE                TITLE                         DATE




/S/ STEPHEN KATZ         Chairman of the Board and Chief    September 30, 1997
----------------------   Executive Officer
Stephen Katz



/S/ WILLIAM H. WOOD      President and Director             September 30, 1997
----------------------
William H. Wood



/S/ EDWARD SEIDENBERG    Chief Operating Officer, Vice      September 30, 1997
----------------------   President and Director
Edward Seidenberg



/S/ HENRY ELLIS          Director                           September 30, 1997
----------------------
Henry Ellis

/S/ RICHARD GERZOF       Director                           September 30, 1997
----------------------
Richard Gerzof



/S/ JAY GOLDBERG         Director                           September 30, 1997
----------------------
Jay Goldberg



/S/ JOAN VOGEL           Director                           September 30, 1997
----------------------
Joan Vogel

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    EXHIBITS

                                       to

                         POST-EFFECTIVE AMENDMENT NO. 1
                                   ON FORM S-3
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933




                        GLOBAL PAYMENT TECHNOLOGIES, INC.

EXHIBIT
NUMBER                        DOCUMENT                               PAGE NUMBER


5.1         Opinion of Parker Chapin Flattau & Klimpl, LLP.

23.1        Consent of Arthur Andersen LLP.

23.2        Consent of Parker  Chapin  Flattau & Klimpl,  LLP
            (included in their opinion filed as Exhibit 5.1).